FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Chris Barnes, (972) 673-5539
Investor Relations
Carolyn Ross, (972) 673-7935

DR PEPPER SNAPPLE GROUP TO PRESENT AT UBS GLOBAL CONSUMER CONFERENCE 2014

PLANO, Texas – Feb. 26, 2014 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that Larry Young, president and CEO, and Marty Ellen, chief financial officer, will present at the UBS Global Consumer Conference 2014 in Boston on Wednesday, March 12, at 8:50 a.m. EDT.

The audio will be accessible live through the DPS website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 13 of our 14 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Canada Dry, Clamato, Crush, Hawaiian Punch, Mott’s, Mr & Mrs T mixers, Peñafiel, Rose’s, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.

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